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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 9, 2001

                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                   1-15343                73-1462856
     (State or other              (Commission           (I.R.S. Employer
     jurisdiction of              File Number)         Identification No.)
     incorporation)

One Williams Center, Tulsa, Oklahoma                             74172
(Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: 918-573-6000

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         Williams Communications Group, Inc. (the "Registrant") has completed the previously announced agreement with WorldCom to enter a reciprocal, three-year cooperative agreement to purchase network capacity.

         Under the agreement, the Registrant has sold to WorldCom its single strand of lit fiber (sometimes known as the SUSA fiber) that the Registrant's predecessor retained when it sold the remainder of its network to WorldCom in 1995. Additionally, Registrant has purchased from WorldCom a 20-year indefeasible right of use for the current capacity of the fiber.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WILLIAMS COMMUNICATIONS GROUP, INC.



Date: October 12, 2001                /s/ KATHRYN J. KINDELL
                                      ------------------------------------
                                      Name:  Kathryn J. Kindell
                                      Title: Assistant Corporate Secretary